UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park
998 San Roberto Street
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

       On December 6, 2004, Oriental Financial Group Inc. (the “Company”) announced that José Rafael Fernández, the current Senior Executive Vice President and Chief Operating Officer of the Company, was appointed President and Chief Executive Officer of the Company and member of the Company’s Board of Directors (the “Board”), effective January 1, 2005. The Company also announced that José Enrique Fernández (no relation), who currently holds such positions, will continue as Chairman of the Board. Attached to this report is a copy of the press release issued by the Company.

       There is no arrangement or understanding between José Rafael Fernández and any other persons pursuant to which Mr. Fernández was appointed as a director. Mr. Fernández has not been appointed to any committee of the Board and, on the date of this report, no such appointment is expected.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document
99	Press Release dated December 6, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: December 8, 2004	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary of the Board of Directors

INDEX OF EXHIBITS

Exhibit No.	Description of Document
99	Press Release dated December 6, 2004